EXHIBIT 99.1

Adaptive Medias Announces Second Quarter Revenues in Line With Guidance

Company Expects Continued Growth and Expansion as it Focuses on "Mobile First" Ad-Tech Video Platform

Company Appoints John Strong to Board of Directors

IRVINE, Calif., Aug. 14, 2015 (GLOBE NEWSWIRE) -- Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB:ADTM), a leader in programmatic advertising across mobile, video and online display, today announced results for its second quarter, ended June 30, 2015.

Company's Revenues Meet Guidance

For the Company's second quarter ending June 30, 2015, revenues reached $1.1 million, on par with revenues of $1.1 million in the first quarter of 2015. Revenues held steady despite a seasonally softer second quarter as well as significant changes in Adaptive Medias' sales force as the Company transitions away from its focus on low-margined advertising revenue to its higher-margin ad-tech video platform, Media Graph.

During the first quarter, adjusted EBITDA (excluding stock compensation expenses) equaled ($1.8 million) compared with ($1.9 million) in the first quarter of 2015. The improvement reflects lower sales and marketing and research and development expenses, partially offset by higher legal and professional costs.

"Adaptive Medias' second quarter reflects our commitment to moving away from our traditional advertising-based marketplace business model to a higher-margin technology company by focusing on the launch and expansion of our Media Graph product, our leading mobile technology platform," notes John Strong, Adaptive Medias' Interim Chief Executive Officer. "As demand for mobile content solutions continues to expand, we believe customers will be drawn to our end-to-end advertising technology platform that eliminates the usual administrative and technical hassles of having to deal with multiple service providers for video hosting, video sharing across multiple viewing platforms, content management and acquisition and advertising services.

"Based on new customer demand for our Media Graph platform, stable growth in our traditional advertising marketplace business and a focus on our cost containment efforts, we believe we are well on-track towards achieving profitability in the coming quarters," concluded Mr. Strong.

Transitioning the Business Towards Higher Margin Mobile Technology Platform Business

Gross profit for the first quarter amounted to $27,342 or 2.5% of revenues compared to $197,000, or 17% of revenues in the first quarter of 2015. The sequential decrease in gross profit margin in 2015 reflects a slowdown in the Company's low-margined advertising sales as the Company continues to transition to emphasize revenues from Media Graph, its higher-margined advertising technology platform.

Operating expenses for the second quarter of 2015 increased to $3.6 million from $3.4 million in the first quarter of 2015. The increase stemmed primarily from higher legal fees and stock compensation expenses, offset by lower sales and marketing expenses. Notably, general and administrative expenses remain under control falling slightly to $1.26 million in the second quarter of 2015 compared with $1.35 million in the first quarter ended March 31, 2015.

Company Appoints John Strong to Board of Directors

The Company today also announced it has appointed John Strong, recently named interim Chief Executive Officer of Adaptive Medias, to its Board of Directors. Mr. Strong is a prominent and highly successful business entrepreneur and investor whose career spans multiple decades in the technology industry. Prior to his appointment as interim Chief Executive Officer at Adaptive Medias, he founded, invested and managed a number of successful technology-based companies, including www.communly.com, a Los Angeles-based social media company; www.combotrip.com, a New Mexico-based travel site; www.trychec.com, a London-based payment platform; www.scoutalarm.com, a high-tech home security company; www.thestorefront.com, the "AirBNB for retail space"; www.boxbee.com, a San Francisco-based on-demand storage company; and www.matterfab.com, a leading industrial metal 3D printing company. Mr. Strong holds a Bachelors Degree from the University of New Mexico.

Conference Call Details

Adaptive Medias will host a conference call to discuss these results today, August 14, 2015, at 1:00 pm ET. The conference call dial-in number is 866-686-9686. The conference ID number for the call is 10490402. Participants may access the live webcast via the following link: Adaptive Medias Second Quarter Conference Call. Following the live call, a replay will be available on the Company's website, www.adaptivem.com, under "Investors".

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias, Inc. (OTCQB:ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The Company's comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

(Financial Tables to Follow)

ADAPTIVE MEDIAS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue	$ 1,097,827	$ 1,113,185	$ 2,265,546	$ 1,844,788
Cost of revenue	1,070,485	723,678	2,040,844	1,168,038
Gross Profit	27,342	389,507	224,702	676,750
Operating expenses:
Legal and professional fees	503,126	185,471	856,545	308,287
Research and development	17,471	314,973	174,443	454,861
General and administrative expenses	1,263,170	1,041,815	3,015,297	1,579,134
Selling expenses	29,172	345,300	304,359	533,924
Depreciation and amortization	646,356	120,260	1,301,918	239,872
Stock compensation expense	1,137,464	341,798	5,078,582	661,102
Total operating expenses	3,596,759	2,349,617	10,731,144	3,777,180
Loss from operations	(3,569,417)	(1,960,110)	(10,506,442)	(3,100,430)
Other income (expense):
Other income	43,177	4,189	47,119	6,283
Gain (loss) on extinguishment of debt	(75,494)	35,378	(75,494)	(43,636)
Interest expense	(30,669)	(1,535)	(56,246)	(1,535)
Total other income (expense)	(62,986)	38,032	(84,621)	(38,888)
Net loss	$ (3,632,403)	$ (1,922,078)	$ (10,591,063)	$ (3,139,318)
Basic and dilutive loss per common share	$ (0.23)	$ (0.32)	$ (0.72)	$ (0.56)
Weighted average numbers of shares outstanding - basic and diluted	15,486,250	6,007,039	14,772,753	5,647,959

ADAPTIVE MEDIAS, INC.
Condensed Consolidated Balance Sheet
(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Current Assets
Cash	$ 62,248	$ 2,255,784
Accounts receivable, net	1,219,129	1,754,893
Prepaid expenses	633,306	61,478
Total Current Assets	1,914,683	4,072,155
Furniture and fixtures, net	65,389	72,476
Intangible assets, net	6,832,765	8,018,170
Deposits	5,793	34,843
Total Assets	$ 8,818,630	$ 12,197,644
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$ 8,183,943	$ 4,686,991
Total Liabilities	8,183,943	4,686,991
Stockholders' Equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized; none outstanding	--	--
Common stock, $0.001 par value, 300,000,000 shares authorized; 16,782,344 and 13,869,771 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	17,415	13,866
Additional paid-in capital	51,381,051	47,669,503
Accumulated deficit	(50,763,779)	(40,172,716)
Total Stockholders' Equity	634,687	7,510,653
Total Liabilities and Stockholders' Equity	$ 8,818,630	$ 12,197,644
CONTACT: Investor Relations Contact:
         AJ Homayun
         ahomayun@irpartnersinc.com
         Phone: 818-280-6800